Exhibit No. 1

AGREEMENT TO FILE SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned hereby agree that reports on Schedule 13D, and any amendment hereto, may be filed in a single statement on their behalf.

Dated:   February 9, 2009

EDISON ENTERPRISES

By:	/s/ W. James Scilacci
Name:	W. James Scilacci
Title:	Chairman of the Board, Chief Executive
Officer and Chief Financial Officer

EDISON SOURCE

By:	/s/ Peter Michalski
Name:	Peter Michalski
Title:	Vice President

EDISON SOURCE NORVIK COMPANY

By:	/s/ Peter Michalski
Name:	Peter Michalski
Title:	Vice President